EXHIBIT - 10.1

                              EMPLOYMENT AGREEMENT


     This employment agreement (the "Agreement"), effective as of July 31, 1999 (the "Effective Date"), between American National Bank and Trust Company (the "Company"), a national banking association with its principal office at 628 Main Street, Danville, VA 24543-0191 and James H. Johnson, Jr. ("Executive").

     WHEREAS,  the Company and Executive desire to enter into this Agreement for
the  purpose  of  clearly,   correctly  and  completely  stating  the  terms  of
Executive's employment by the Company;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Company and Executive agree as follows:

     1. Employment. The Company hereby employs Executive and Executive hereby accepts such employment on the terms and conditions hereinafter set forth.

     2. Term. Subject to the respective rights of the Company and Executive under Paragraph 9 to terminate his employment, Executive shall serve the Company for a period beginning on the Effective Date and continuing for a period of three years (the "Term of Employment").

     3. Duties. Executive shall serve as Vice President and City Executive. He shall have responsibility for private banking in the Martinsville/Henry County area. He will also serve on the board of directors of Mutual Mortgage of the Piedmont, Inc. and advise the Company on matters concerning Mutual Mortgage of Piedmont, Inc. Executive shall also render such additional services and duties consistent with his position as may be assigned to him from time to time by the Company's President and Chief Executive Officer. During the Term of Employment, Executive shall devote his full time, attention and efforts to the business of the Company and shall use his best efforts to promote the interests of the Company at all times. This shall not be construed to prevent Executive from personally, and for his own account and benefit, trading in stocks, bonds, securities (including securities of publicly traded financial institutions so long as, in the case of entities that are not affiliates of the Company, Executive's holdings represent less than one percent of any such entity's issued and outstanding securities), real estate, commodities or other forms of investment so long as such activities do not interfere with Executive's duties as an Executive of the Company.
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     4. Compensation.

     (a) The Company agrees to pay Executive, for services rendered hereunder in his capacity as Vice President and City Executive, a salary at the annual base salary (exclusive of any profit sharing, bonus stock award, or incentive payments) of eighty-four thousand dollars ($84,000) during the first year of this Agreement. Such amount shall be payable in semi-monthly installments, less any sums which may be required to be deducted or withheld under applicable law.

     (b) Executive shall be eligible for consideration for an increase in base salary each calendar year. The amount of the increase in base salary, if any, shall be determined by the Salary Committee of the Company's board of directors.

     (c) Executive shall be eligible to participate in the Company's profit sharing plan and incentive compensation program on the same basis as other officers of the Company. Executive shall be guaranteed at least ninety thousand dollars ($90,000) total compensation on an annualized basis, including his base salary set forth above. Profit sharing and incentive compensation plans are subject to the approval of the Company's board of directors each calendar year. Although subject to change, profit sharing is currently payable on a quarterly basis and incentive compensation is payable at the end of the calendar year.

     (d) At the August 1999 meeting of the board of directors of American National Bankshares, Inc., the Company's President and Chief Executive Officer will recommend to the Stock Option Committee of the board of directors that it grant Executive an option to purchase 3,000 shares of the common stock of American National Bankshares, Inc. at market value, as determined on the date of the grant, under the American National Bankshares, Inc. Stock Option Plan. Such option shall vest 50% on December 31, 1999, and 50% on December 31, 2000.

     5. Benefits. The Company agrees to provide benefits to Executive which are the same as those currently provided to other officers of the Company holding positions commensurate with the office of Executive, and such other benefits as the Company may from time to time, in is discretion provide to Executive.

     6. Expenses. The Company shall reimburse Executive for all reasonable expenses incurred in connection with the performance of his duties for the Company, within such limits and standards as may from time to time be set by the Company.
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     7. Vacation.  Executive  shall be entitled to three weeks of vacation each calendar year (in addition to the established public or statutory holidays). For calendar year 1999, this amount will be prorated. Upon termination of Executive's employment, he shall be entitled to accrued vacation pay (to the extent such vacation time has not been used) for any vacation days not taken during the year of termination. Vacation days not taken in any twelve-month period shall be forfeited and not carried forward.

     8. Non-Competition and Confidentiality. The Executive acknowledges and agrees that during the course of his employment by the Company he will obtain access to certain information, know-how, designs, formulas, processes, technology or other matters relating to the Company's business, research, design activities, development, products, or its production, marketing, accounting or processing methods, not generally known by the public or in the relevant industry ("Confidential Information") and that because of such access, competition by him with the Company could result in material damage to the Company and might cause it to suffer irreparable damage.

     Executive agrees that during the Term of Employment (whether or not his employment continues through the end of such period), that he shall not directly or indirectly, alone or as an employee, independent contractor or consultant of any type, an owner, partner, employee, stockholder, or holder of any option or right to become a stockholder in or owner of any entity or organization, officer or director of any firm or business entity, engage in any business activity in the Martinsville/Henry County area which is the same as or similar to the business of the Company or any division, affiliate or subsidiary thereof, nor will Executive, without the prior written approval of the Company's Board of Directors, for himself or on behalf of any other person, firm, partnership or corporation, actively seek to persuade any director, officer, or employee of the Company to discontinue that individual's status or employment with the Company in order to become employed in any activities similar to or competitive with the business of the Company, nor will Executive solicit any such person for such purpose. To the extent provided in Paragraph 3 above, this provision shall not be construed to prevent Executive from personally and or his own account and benefit, trading in stocks, bonds, securities, real estate, commodities or other forms of investment.

     Executive also agrees that at all times, whether after termination of his employment by the Company or otherwise, he will keep in confidence and not disclose to anyone or make any use of any Confidential Information without the Company's prior written consent, except as he reasonably believes may be necessary in the ordinary course of performing duties for the Company or unless such Confidential Information becomes public knowledge through no fault of Executive.

     Executive acknowledges and agrees that the observance by him of his covenants contained in this Paragraph 8 is so important to the continued success of the business of the Company that in the event of a breach or threatened breach by Executive of such covenants the Company will not have an adequate remedy at law, and accordingly shall be entitled to proceed in equity to obtain specific enforcement of such covenants, including but not limited to injunctions restraining Executive from breaching such covenants; provided that this sentence shall not be construed as a waiver by the Company of any other remedies available to it for such breach or threatened breach, including, but not limited to the recovery of damages from Executive.

     On termination of employment, Executive will deliver to the Company all records, reports, data, memoranda and notes of any nature that are in his possession or under his control and that are prepared or acquired in the course of his employment relationship with the Company and will not knowingly take with him any of the foregoing or any reproduction thereof or of any Confidential Information.

     The prohibitions of this Paragraph 8 and any of its provisions are severable, and a finding by any court that any provision of this Paragraph 8 is unenforceable shall not affect the validity of any other covenant set forth herein. Additionally, should any court find that the provisions of this Paragraph 8 are unenforceable, Executive and the Company agree that the court may modify the restrictions contained herein and prohibit Executive from engaging in such activities as the court finds necessary to protect the Company's interests.

     9. Termination. The Term of Employment may be terminated by the Company at any time or for any reason. Unless such termination is on account of death or disability of Executive or for "good cause", the Company shall pay Executive a "termination payment" as described below.

     Disability shall mean Executive is unable to perform the customary duties of his position for a consecutive period of six months due to a physical or mental illness. In the event a dispute arises between Executive and the Company concerning Executive's physical or mental ability to continue or return to the performance of his duties, Executive shall submit to examination by a competent physician mutually agreeable to the parties, and his or her opinion as to Executive's capability to so perform will be final and binding.

     The Company shall be deemed to have "good cause" to terminate Executive's employment if the Company determines that Executive

     (a) has violated Paragraph 3 or 8;
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     (b) has  refused or failed to perform  the duties of his  position or other duties which have been assigned to him;

     (c) is guilty of personal dishonesty, gross incompetence, willful misconduct, a breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), unethical business practices in connection with the Company's business, misappropriation of the Company's or any affiliate's assets (determined on a reasonable basis) or is subject to a final cease-and-desist order, or has been convicted of a felony or a misdemeanor involving moral turpitude; or

     (d) is guilty of a material breach of any other provision of this Agreement, provided that Executive has received written notice from the Company of such material breach and such breach remains uncured thirty days after the delivery of such notice.

     In the event of a termination for death, disability or good cause, other than amounts payable with respect to services actually rendered, the Company shall owe Executive no further salary, benefits or other compensation of any kind after the Company provides notice to Executive of termination. The obligations of Executive under Paragraph 8 shall survive such termination, whether made by the Company or by Executive.

     "Termination payment" means the balance of Executive's base salary due for the Term of Employment.

     10. Effectiveness of Agreement. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor to the Company, and any such successor to the Company shall be deemed substituted for the Company under this Agreement. No assignment by the Company hereunder shall release the Company from its obligations pursuant to Paragraph 4 hereof in the event the Company's successor fails to satisfy such obligations. For purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company. The obligations of the Executive hereunder are hereby expressly declared to be nonassignable and nontransferable.

     11. Severability. The failure of any court to enforce any clause, paragraph or provision of this Agreement shall not adversely affect the validity or enforceability of any other clause or provision.

     12. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the employment contemplated hereby and supersedes all prior agreements, arrangements and understandings with respect thereto between the Company and Executive. No modification, amendment, addition to or termination of this Agreement, nor waiver of any of its provisions shall be valid or enforceable unless in writing and signed by both parties.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which constitute one instrument.

     14. Headings. The underlined headings herein are for convenience only and shall not affect the interpretation of this Agreement.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     16. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered personally or by leaving the same at or by sending the same first-class mail, postage prepaid:

     (a) in the case of the Company:

         American National Bank And Trust Company
         P. O. Box 191
         Danville, Virginia 24543-0191
         Attention:  Charles H. Majors
         President & Chief Executive Officer

     (b) in the case of Executive, at his most recent address as shown in the Company's records;

     (c) in the case of either party, such other address as shall have been notified in writing to the other of them for the purposes of service hereunder.

     Executive agrees to notify the Company, in writing, of any change in address after this Agreement is executed.
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     WITNESS the following signatures as of the indicated dates.


                                  AMERICAN NATIONAL BANK AND TRUST COMPANY



July 31, 1999                     /s/Charles H. Majors
                                  -----------------------------------
                                  Charles H. Majors
                                  President & Chief Executive Officer




July 31, 1999                     /s/ James H. Johnson, Jr.
                                  ------------------------------------
                                  James H. Johnson, Jr.